Exhibit A

                                     Option
                                   (Attached)

                                 AMENDMENT NO. 1
                                    TO OPTION

     This Amendment No. 1 is made as of October 16, 2008 between Zynex, Inc. (formerly known as Zynex Medical Holdings, Inc.)
(the "Company") and Stalwart Investments, LLC ("Stalwart").

                                    RECITALS

         On September 27, 2004, the Company granted to Stalwart the Option attached as Exhibit A (the "Option"). Stalwart has exercised the Option for 100,000 shares at the exercise price of $0.40 per share. There remains subject to the Option, prior to this Amendment, a total of 1,800,000 shares of common stock of the Company at an exercise price from $1.75 per share to $4.00 per share. The parties wish to amend the Option as stated in this Amendment.

                                    AGREEMENT

         In consideration of the amendments stated below, the parties agree as follows.

1.       Cashless Exercise.

     (a) The holder of the (Option may exercise in whole or part, from time to time prior to the expiration date, by delivery to the Company of a duly executed Notice of Exercise, the following parts of the Option
          (a) for cash or (b) by conversion in a cashless exercise as explained below:

                                    400,000 at $1.75 each
                                    200,000 at $2.00 each
                                    200,000 at $2.25 each
                                    200,000 at $2.50 each

     (b) In any such a cashless exercise, the holder may convert any of the above listed parts of the Option into a number of shares of the Company commons tock determined by dividing (a) the aggregate fair market value of the shares of common stock of the Company for which the Option is being exercised and are otherwise issuable upon the exercise of the Option minus the aggregate exercise price of the shares for which the Option is being exercised by (b) the fair market value of one share of common stock of the Company. (c) If the Company's common stock is traded in a public market, the fair market value of each share of common stock shall be the closing price of a share reported for the business day immediately before the holder delivers its Notice of Exercise to the Company. If the Company's common stock is traded in a public market but there is no such closing price, then the fair market value shall be the average of the closing bid and asked prices reported for the business day immediately before the delivery of such Notice of Exercise. If the Company's stock is not traded in a public market, the Board of Directors of the company shall determine the fair market value in its reasonable good faith judgment as of the business day immediately before the holder delivers its Notice of Exercise to the Company. (d) The Notice of Exercise shall be in the form of notice attached as Exhibit B.

2.       Cancellation of Part of the Option

          (a) The Company and Stalwart agree that, as of the date of this Amendment, the following parts of the Option are hereby cancelled and may not be exercised in any manner:

                           200,000 at $2.75 each
                           200,000 at $3.00 each
                           200,000 at $3.50 each

          (b) The following part of the Option shall remain exercisable by the holder for cash only:

                           200,000 at $4.00 each

         3. Confirmation. The Company and Stalwart confirm that the Option attached hereto as Exhibit A as amended by Sections 1 and 2 above constitutes the entire Option and that no consideration other than as stated in this Amendment has been provided by the Company or Stalwart for the changes stated in this Amendment.

         The parties have executed this Amendment effective as of the date stated above.

                             ZYNEX, INC.

                         By: __________________________
                             Name: Thomas Sandgaard
                             Title: President and Chief Executive Officer

                            STALWART INVESTMENT, LLC

                         By: ___________________________
                             Name: Aaron Lamkin
                             Title: Managing Member
October 20, 2008